UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Creative Realities, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Broadway, 9th Floor, New York NY 10006

(Address of principal executive offices)

(212) 324-6660

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 20, 2015, Creative Realities, Inc. offered and sold to Slipstream Communications, LLC a subordinated secured promissory note in the principal amount of $ 465,000 and a five-year warrant to purchase up to 762,295 shares of Creative Realities’ common stock at a per-share price of $0.31, in a private placement exempt from registration under the Securities Act of 1933.

Obligations under the subordinated secured promissory note are secured by a second lien security interest in the accounts receivable of Creative Realities. This security interest is second in priority after the grant made to Mill City Ventures III, Ltd. on February 18, 2015.

The subordinated secured promissory note bears interest at the annual rate of 12%, and matures on May 20, 2016. At any time prior to the maturity date, Slipstream Communications may convert the outstanding principal and accrued and unpaid interest into Creative Realities’ Series A 6% Convertible Preferred Stock, together with common stock purchase warrants. Upon the consummation of one or a series of related financing transactions of Creative Realities in which the gross proceeds to be received by Creative Realities aggregate to at least $3,000,000 of debt financing (a “Qualified Financing”), Slipstream Communications must convert the principal amount of the subordinated secured promissory note plus accrued but unpaid interest, together with an additional conversion premium equal to 25% of the then-outstanding principal and interest amount, into either (i) the same debt securities offered and sold in the Qualifying Financing, or (ii) debt securities of Creative Realities that are subordinated to the debt securities offered and sold in the Qualifying Financing.

The foregoing disclosure is qualified by the forms of the subordinated secured promissory note and warrant attached this report as Exhibits 10.1 and 10.2, respectively.

Creative Realities offered the securities set forth in this Item 1.01 in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 thereunder. The Company relied on this exemption based on the fact that the investor is an accredited investor. Such offer and sale of securities in the private placement were not registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 regarding Creative Realities’ sale of a subordinated secured promissory note and related warrant are hereby incorporated into this Item. Creative Realities’ obligations under the subordinated secured promissory note may be accelerated upon customary events, such as payment defaults and events of bankruptcy.

Item 3.02.    Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 are hereby incorporated into this Item.

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Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Subordinated Secured Promissory Note dated May 20, 2015, issued in favor of Slipstream Communications, LLC (filed herewith)

10.2	Warrant dated May 20, 2015, issued in favor of Slipstream Communications, LLC (filed herewith)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:
(Registrant)

By:	/s/ John Walpuck
John Walpuck
Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Dated: May 28, 2015

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Exhibit Index

Exhibit No.	Description

10.1	Subordinated Secured Promissory Note dated May 20, 2015, issued in favor of Slipstream Communications, LLC

10.2	Warrant dated May 20, 2015, issued in favor of Slipstream Communications, LLC

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